UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2006

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors.

On November 2, 2006, upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors of Sun Microsystems, Inc. ("Sun"), Sun's Board elected P. Anthony Ridder and Peter L.S. Currie to the Board, effective immediately following the Annual Meeting of Stockholders. The Board also appointed Mr. Ridder to serve as a member of the Board's Leadership Development and Compensation Committee and Mr. Currie to serve as a member of the Board's Audit Committee. Upon their election, Messrs. Ridder and Currie were each granted an option to purchase 20,000 shares of Sun's common stock pursuant to Sun's 1988 Directors' Stock Option Plan.

A copy of a press release issued on November 6, 2006 announcing the elections is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On November 2, 2006, the Board of Directors of Sun voted to amend Section 3.2 of Sun's Bylaws, effective immediately following the Annual Meeting of Stockholders, to increase the size of the Board from eight members to ten members.   A copy of Sun's Bylaws, as amended, is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 3.2 - Bylaws, as amended November 2, 2006.

Exhibit Number 99.1 - Text of press release issued by Sun Microsystems, Inc., dated November 6, 2006, titled "Tony Ridder and Peter Currie Elected to Sun Microsystems' Board of Directors."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: November 08, 2006	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.2	Bylaws
EX-99.1	Press Release